                                EXHIBIT 23(j)(1)

   [Sutherland Letterhead]

   STEPHEN E. ROTH
   DIRECT LINE: 0158

   INTERNET: SROTH@SABLAW.COM

                                            January 24, 2001




Board of Trustees
Market Street Fund
103 Bellevue Parkway
Wilmington, DE 19809

         RE: MARKET STREET FUND
             FILE NO. 2-98755

Trustees:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 29 to the Form N-1A for Market Street Fund (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/ Stephen E. Roth
                                       -------------------------------------
                                           Stephen E. Roth


                                       A-